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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                 -----------------------------

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):
                       November 10, 1999



                      CONNING CORPORATION
     (Exact name of registrant as specified in its charter)

                            Missouri
         (State or other jurisdiction of incorporation)


       0-23183                           43-1719355
       -------                           ----------
(Commission File Number)    (I.R.S. Employer Identification No.)



          700 Market Street, St. Louis, Missouri 63101
          --------------------------------------------
      (Address of principal executive offices) (zip code)


                         (314) 444-0498
      (Registrant's telephone number, including area code)








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ITEM 1. CHANGES IN CONTROL

        A description of the arrangement that may result in a change in control of GenAmerica Corporation ("GenAmerica"), the beneficial owner of approximately 61% of the shares of outstanding common stock of Conning Corporation (the "Company"), is set forth in Item 3 below, which description is incorporated herein by reference.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

        Item 3(b) of Form 8-K requires a registrant to disclose certain information if an order confirming a plan of reorganization is entered by a court having supervision or jurisdiction over the business of the registrant's parent. General American Mutual Holding Company ("GAMHC") is the ultimate beneficial owner of approximately 61% of the shares of outstanding common stock of the Company. GAMHC is a Missouri mutual insurance holding company and is the parent of GenAmerica. General American Life Insurance Company ("General American Life") (a subsidiary of GenAmerica) is a Missouri life insurance company and a major client of the Company.

        As previously reported by the Company in its Current Report on Form 8-K dated August 10, 1999 (filed August 18, 1999) (File No. 0-23183), incorporated herein by reference, on August 10, 1999, General American Life became subject to an order of administrative supervision ("Order of Supervision") from the Missouri Department of Insurance (the "Department"), which remains in effect. As previously reported by the Company in its Current Report on Form 8-K dated August 26, 1999 (filed September 10, 1999) (File No. 0-23183), incorporated herein by reference, on August 26, 1999, GenAmerica announced that GAMHC had entered into a Stock Purchase Agreement with Metropolitan Life Insurance Company ("MetLife"), whereby MetLife will acquire GenAmerica, including GenAmerica's beneficial ownership of a majority of the outstanding shares of common stock of the Company. On September 16, 1999, GAMHC and MetLife executed an amendment to the Stock Purchase Agreement, which deleted the provisions requiring an escrow agreement and account, and clarified and corrected several other provisions. As previously reported by the Company in its Current Report on Form 8-K dated September 17, 1999 (filed September 30, 1999) (File No. 0-23183), on September 17, 1999, the Circuit Court of Cole County, Missouri (the "Court"), entered an order (the "Order of Rehabilitation") placing GAMHC into rehabilitation and approving notice of a hearing to approve a Plan of Reorganization ("Plan"). The purpose of the Order of Rehabilitation is to facilitate the sale of all of the issued and outstanding shares of capital stock of GenAmerica to MetLife in accordance with the terms of the Stock Purchase Agreement, as amended. The Order of Rehabilitation also appoints the Director of the Department as "Rehabilitator" of GAMHC. The Company is not supervised or regulated by the Department and is not subject to the Order of Supervision or the Order of Rehabilitation.

        On November 10, 1999, the Court held a hearing in connection with the Rehabilitator's Application for Approval of the Plan, and after reviewing the Plan, as amended, entered a Judgment Confirming Plan of Reorganization ("Judgment"). A copy of the Judgment entered by the Court is filed as Exhibit 2.1 and incorporated herein by reference. The Plan, as amended, is filed herewith as an exhibit to the Judgment and
(i) provides for MetLife to participate in the rehabilitation of GAMHC by acquiring all of the issued and outstanding shares of capital stock of GenAmerica from GAMHC in exchange for $1.2 billion in cash, (ii) approves the distribution of the $1.2 billion sale proceeds to pay expenses of the rehabilitation, taxes, MetLife if certain indemnification rights apply, creditors (if any) of GAMHC, and as to any residual, to the members of GAMHC in accordance with their membership interests, and (iii) provides for the eventual liquidation of GAMHC.



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        As a mutual insurance holding company, GAMHC does not have common stock or any form of shares authorized, issued or outstanding. GenAmerica has 1,000 shares issued and outstanding, none of which are reserved for future issuance under the Plan. No specific information relating to the assets and liabilities of GAMHC was presented to the Court. However, as of September 30, 1999, GAMHC had assets of $22.6 billion, liabilities of $21.6 billion, and policyholders' surplus of $1.0 billion.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

             (c) The following exhibit is filed as part of this report on Form 8-K.

             Exhibit 2.1  Judgment Confirming Plan of Reorganization
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(which includes as exhibits the Plan of Reorganization and Stock
Purchase Agreement dated August 26, 1999, between General American Mutual Holding Company and Metropolitan Life Insurance Company, as amended).


                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 23, 1999                   CONNING CORPORATION

                                 By: /s/ Fred M. Schpero
                                 Name:   Fred M. Schpero
                                 Title:  Senior Vice President
                                         and Chief Financial Officer